Exhibit 10.18

Comerica Bank	MC 4120
226 Airport Parkway, Suite 100
San Jose, CA 95110

February 11, 2009

Timothy Stultz, Ph.D.

President and CEO

Bruce Crawford

Chief Operating Officer

Nanometrics Incorporated

1550 Buckeye Drive

Milpitas, CA 95035

RE:	Nanometrics Incorporated (“Borrower”)
Obligor Number 87 18034090

Dear Gentleman:

Comerica Bank (the “Bank”) has approved the extension of the maturity date of the above referenced credit facility as evidenced by that certain note/agreement, dated February 14, 2007 (as such may be amended, restated, modified, supplemented or revised from time to time, the “Agreement”) from February 14, 2009 to May 16, 2009. Upon your execution of a counterpart of this letter, the maturity date shall be so amended.

The Agreement, as modified and amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this modification and amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

By execution of a counterpart of this letter, Borrower further represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date hereof, and that no event of default has occurred and is continuing under the Agreement or any other document, instrument or agreement entered into in connection therewith.

Sincerely,
Comerica Bank

By:	/S/ STEPHANIE KARIC
Stephanie Karic
Vice President

Acknowledged and accepted on 2-18-09:

Nanometrics Incorporated

By:	/S/ TIMOTHY J. STULTZ
Name	Timothy J. Stultz
Title	President and CEO